May 12, 2000


Clariti Telecommunications International, Ltd.
1735 Market Street
Mellon Bank Center
Suite 1300
Philadelphia, PA 19103

Ladies and Gentlemen:

     On the date hereof, Clariti Telecommunications International, Ltd., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1993, as amended, on Form S-3 (the "Registration Statement") which relates to 134,120,054 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which includes 16,741,666 shares of Common Stock underlying Common Stock Purchase Warrants (collectively, the "Shares"), which are being offered for sale by the selling stockholders named in the Registration Statement (the "Selling Stockholders"). This opinion is an exhibit to the Registration Statement.

     We have acted as special counsel to the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the Company's Amended and Restated By-Laws, as presently in effect; (iii) the Company's minutes and other instruments evidencing actions taken by its directors and stockholders; and (iv) such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances.

     In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     This opinion does not relate to 1,011,721 shares of Common Stock, which include 250,000 shares of Common Stock underlying Common Stock Purchase Warrants, the legality of the issuance of which was passed upon by the law firm of Silverman, Collura, Chernis & Balzano, P.C. ("SCCB") as set forth in the letters from SCCB to the Company dated (i) June 29, 1998 which was filed as
Exhibit 5.1 to the Company's Registration Statement on Form S-2 on June 29, 1998, and (ii) July 23, 1998, which was filed as Exhibit 5.1 to the Company's Amendment No. 2 to Registration Statement on Form S-2 on July 23, 1998.

Clariti Telecommunications International, Ltd.
May 12, 2000
Page 2


     Except as expressly set forth in the next sentence, we express no opinion on the laws of any jurisdiction other than the laws of the State of New York, the federal laws of the United States and, to the extent set forth in the succeeding sentence, the laws of the State of Delaware. This opinion, insofar as it relates to the laws of the State of Delaware, is based solely upon our reading of standard compilations of the Delaware General Corporation Law, as presently in effect. We express no opinion as to the application of the securities or "blue sky" laws of any state, including the State of Delaware or the State of New York, to the offer and sale of the Shares.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) are or, when issued and paid for in accordance with the terms of the Common Stock Purchase Warrants relating thereto, will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States which relates to the offer and sale of the Shares which is the subject of this opinion and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.


                                          Yours truly,


                                       s/SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                       --------------------------------------
                                         SWIDLER BERLIN SHEREFF FRIEDMAN, LLP